UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2008
SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (954) 308-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2008, Spherion Corporation (the “Company”) entered into an employment agreement with Loretta A. Penn, Senior Vice President and Chief Service Excellence Officer of the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Penn is entitled to receive an annualized base salary at the rate in effect on the date of the Employment Agreement, which was $220,000. Ms. Penn’s annualized base salary may be increased or decreased from time to time at the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Subject to performance standards set by the Compensation Committee, Ms. Penn will participate in the Company’s annual incentive plan for senior-level executives. The Company previously announced the performance standards for its 2008 Variable Pay Plan in its Current Report on Form 8-K filed with the Commission on February 22, 2008. Also, Ms. Penn will be eligible to receive grants under the Company’s long-term incentive plan as determined by the Compensation Committee.
A copy of the employment agreement between the Company and Ms. Penn setting forth Ms. Penn’s terms of employment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In connection with the employment agreement, the Company entered into a Change in Control Agreement with Ms. Penn on July 14, 2008 (the “Change in Control Agreement”). Subject to certain conditions set forth in the Change in Control Agreement, upon a termination of Ms. Penn’s employment due to a Change in Control of the Company, Ms. Penn shall receive a lump sum severance payment, in cash, equal to two (2) times the sum of Ms. Penn’s annual salary for the current year plus her annual incentive award target for the current year, reduced by any applicable payroll or other taxes required to be withheld (provided that if the notice of termination is given prior to the determination of Ms. Penn’s salary or annual incentive award target for the year in which the termination date occurs, the amounts shall be based on the annual salary for the prior year and the greater of the annual incentive award target for the prior year or the actual incentive award earned by Ms. Penn for the prior year), and health and retirement benefits for a certain period following the termination.
Also, pursuant to the Change in Control Agreement, all restrictions, conditions and vesting periods of restricted stock, stock options or other awards shall be deemed to have been satisfied as of the date of a Change in Control. For purposes of the Change in Control Agreement, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events as such are defined in Section 409A of the Internal Revenue Code of 1986, as amended: (i) a change in the ownership of the Company; (ii) a change in effective control of the Company; or (iii) a change in the ownership of a substantial portion of the assets of the Company.
A copy of the Change in Control Agreement between the Company and Ms. Penn is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Employment Agreement by and between Spherion Corporation and Loretta A. Penn, dated July 14, 2008.

10.2	Change in Control Agreement by and between Spherion Corporation and Loretta A. Penn, dated July 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: July 18, 2008	By:	/s/ Mark W. Smith
Executive Vice President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Spherion Corporation and Loretta A. Penn, dated July 14, 2008.

10.2	Change in Control Agreement by and between Spherion Corporation and Loretta A. Penn, dated July 14, 2008.

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